Exhibit 99.1

JLL Reports Record Fourth Quarter and Full-Year 2015 Results
Full-year gross revenue up 18% to $6.0 billion; fee revenue up 17% to $5.2 billion
Adjusted earnings per share of $10.01 up 26% reflecting $0.87 currency headwind

CHICAGO, February 3, 2016 -- Jones Lang LaSalle Incorporated (NYSE: JLL) today reported strong, diversified revenue increases for the full year and fourth quarter of 2015. Adjusted earnings per share were $4.53 for the fourth quarter, up 14 percent reflecting a $0.42 currency headwind. Fourth quarter gross revenue was up 15 percent to $1.9 billion; fee revenue of $1.7 billion was up 14 percent. All percentage variances are calculated on a local currency basis.

•	Broad-based revenue and margin expansion across all geographic segments and LaSalle

•	Acquisitions and investments continue to fuel profitable growth

•	Corporate Solutions posts record year of business wins globally

•	LaSalle Investment Management continues to deliver strong performance and capital raise momentum

•	Moody's raises outlook on JLL's Baa2 investment grade balance sheet to Positive

CEO Comment:
“An excellent fourth quarter completed another year of record revenue and profit,” said Colin Dyer, President and CEO of JLL. “Growth will continue in 2016, driven by the caliber of our people, targeted investments and strategic acquisitions, all combining to expand our services and build the long-term value of our company,” Dyer added.

Summary Financial Results ($ in millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue	$1,887	$1,749	$5,966	$5,430
Fee Revenue[1]	$1,666	$1,557	$5,164	$4,702
Adjusted Net Income[2]	$206	$196	$455	$392
U.S. GAAP Net Income[2]	$196	$194	$438	$386
Adjusted Earnings per Share[2]	$4.53	$4.33	$10.01	$8.65
Earnings per Share	$4.31	$4.28	$9.65	$8.52
Adjusted EBITDA[3]	$312	$300	$749	$651
Adjusted EBITDA, Real Estate Services	$282	$274	$589	$517
Adjusted EBITDA, LaSalle Investment Management	$30	$26	$160	$134
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release

JLL Reports Fourth-Quarter 2015 Results - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Real Estate Services (“RES”)
Leasing	$566.0	$536.8	5%	12%
Capital Markets & Hotels	331.9	330.1	1%	7%
Property & Facility Management Fee Revenue[1]	337.5	305.8	10%	17%
Property & Facility Management	441.6	428.6	3%	10%
Project & Development Services Fee Revenue[1]	161.4	131.6	23%	31%
Project & Development Services	278.7	200.4	39%	50%
Advisory, Consulting and Other	172.2	161.1	7%	14%
Total RES Fee Revenue[1]	$1,569.0	$1,465.4	7%	14%
Total RES Revenue	$1,790.4	$1,657.0	8%	15%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$61.6	$58.8	5%	9%
Transaction Fees & Other	11.2	7.3	53%	61%
Incentive Fees	24.2	25.9	(7)%	(5)%
Total LaSalle Revenue	$97.0	$92.0	5%	10%

Total Firm Fee Revenue[1]	$1,666.0	$1,557.4	7%	14%
Total Firm Revenue	$1,887.4	$1,749.0	8%	15%

n.m. - not meaningful

JLL Reports Fourth-Quarter 2015 Results - Page 3

Consolidated Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Real Estate Services (“RES”)
Leasing	$1,669.5	$1,540.0	8%	13%
Capital Markets & Hotels	955.8	822.9	16%	25%
Property & Facility Management Fee Revenue[1]	1,128.2	1,070.6	5%	13%
Property & Facility Management	1,557.4	1,523.7	2%	10%
Project & Development Services Fee Revenue[1]	510.0	434.5	17%	26%
Project & Development Services	882.1	709.3	24%	38%
Advisory, Consulting and Other	503.9	465.6	8%	18%
Total RES Fee Revenue[1]	$4,767.4	$4,333.6	10%	17%
Total RES Revenue	$5,568.7	$5,061.5	10%	18%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$242.9	$235.6	3%	10%
Transaction Fees & Other	30.6	27.2	13%	22%
Incentive Fees	123.5	105.3	17%	27%
Total LaSalle Revenue	$397.0	$368.1	8%	16%

Total Firm Fee Revenue[1]	$5,164.4	$4,701.7	10%	17%
Total Firm Revenue	$5,965.7	$5,429.6	10%	18%

n.m. - not meaningful

Consolidated Performance Highlights:

•
Consolidated fee revenue for the year was $5.2 billion, up 17 percent from 2014. Consolidated fee revenue for the fourth quarter was $1.7 billion, up 14 percent from 2014. Growth for the year was broad-based, with double-digit increases across all service lines, geographic segments and LaSalle.

•
Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $4.6 billion for the year, compared with $4.2 billion last year, an increase of 17 percent. Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.4 billion for the fourth quarter, compared with $1.3 billion last year, an increase of 15 percent.

•
LaSalle Investment Management generated annual double-digit growth across all three of its major fee categories, with total revenue increasing 16 percent. LaSalle also recognized significant equity earnings from net valuation increases and investment dispositions.

•
Adjusted EBITDA margin calculated on a fee revenue basis was 14.6 percent in local currency for the year, compared with 13.8 percent last year. Adjusted EBITDA margin calculated on a fee revenue basis was 19.2 percent in local currency for the fourth quarter, in-line with last year.

•
Adjusted earnings per share reached $10.01 for the year, up 26 percent from last year. Foreign exchange reduced adjusted earnings per share for the year by approximately $0.87. Adjusted earnings per share reached $4.53 for the quarter, up 14 percent from the same period last year. Foreign exchange reduced adjusted earnings per share in the quarter by approximately $0.42.

JLL Reports Fourth-Quarter 2015 Results - Page 4

Balance Sheet and Net Interest Expense:

•	In December 2015 Moody's revised its outlook on the firm to Positive, reflecting the firm's strong cash generation. The firm's investment grade balance sheet is positioned for growth.

•	The firm's total net debt was $461 million at year end, an increase of $298 million from last year, reflecting the pace of the firm's continued investments and acquisitions.

•	Net interest expense for the year was $28.1 million, down from $28.3 million in 2014, due to slightly lower average borrowings compared with last year.

JLL Reports Fourth-Quarter 2015 Results - Page 5

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$374.9	$345.3	9%	13%
Capital Markets & Hotels	105.4	94.1	12%	13%
Property & Facility Management Fee Revenue[1]	154.1	139.0	11%	15%
Property & Facility Management	206.7	195.3	6%	12%
Project & Development Services Fee Revenue[1]	81.5	69.5	17%	21%
Project & Development Services	83.0	70.7	17%	21%
Advisory, Consulting and Other	44.5	40.2	11%	13%
Operating Revenue	$760.4	$688.1	11%	14%

Equity Earnings	0.5	0.3	67%	63%
Total Segment Fee Revenue[1]	$760.9	$688.4	11%	14%
Total Segment Revenue	$815.0	$745.9	9%	14%

n.m. - not meaningful

Americas Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$1,165.6	$1,039.5	12%	14%
Capital Markets & Hotels	331.6	266.6	24%	25%
Property & Facility Management Fee Revenue[1]	499.3	454.3	10%	14%
Property & Facility Management	706.1	661.9	7%	12%
Project & Development Services Fee Revenue[1]	258.0	222.7	16%	20%
Project & Development Services	263.3	225.5	17%	21%
Advisory, Consulting and Other	138.9	125.6	11%	13%
Operating Revenue	$2,393.4	$2,108.7	14%	16%

Equity Earnings	5.9	0.8	n.m.	n.m.
Total Segment Fee Revenue[1]	$2,399.3	$2,109.5	14%	16%
Total Segment Revenue	$2,611.4	$2,319.9	13%	16%

n.m. - not meaningful

JLL Reports Fourth-Quarter 2015 Results - Page 6

Americas Performance Highlights:

•
Fee revenue for the year was $2.4 billion, an increase of 16 percent from last year. Revenue growth compared with last year was strong across the platform, with double-digit growth across all service lines led by Leasing, Capital Markets & Hotels, Property & Facility Management and Project & Development Services. Fee revenue for the fourth quarter was $761 million, an increase of 14 percent from 2014.

•
Fee-based operating expenses for the year, excluding restructuring and acquisition charges, were $2.1 billion, up from $1.9 billion 2014. Fee-based operating expenses, excluding restructuring and acquisition charges, were $653 million for the quarter, up from $581 million last year.

•	Operating income was $251 million for the year, compared with $219 million in 2014. Fourth quarter operating income was $108 million, in-line with 2014.

•
Adjusted EBITDA was $314 million for the year, up from $275 million in 2014. Adjusted EBITDA margin, calculated on a fee revenue basis, was 13.3 percent in local currency for 2015, compared with 13.0 percent in 2014. Adjusted EBITDA was $125 million for the fourth quarter, compared with $124 million last year. Adjusted EBITDA margin, for the fourth quarter, calculated on a fee revenue basis, was 17.3 percent in local currency, compared with 18.1 percent in 2014.

JLL Reports Fourth-Quarter 2015 Results - Page 7

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$103.4	$106.9	(3)%	7%
Capital Markets & Hotels	176.1	173.2	2%	11%
Property & Facility Management Fee Revenue[1]	68.1	65.7	4%	13%
Property & Facility Management	85.2	91.6	(7)%	1%
Project & Development Services Fee Revenue[1]	58.7	41.2	42%	57%
Project & Development Services	163.0	96.8	68%	85%
Advisory, Consulting and Other	86.2	88.1	(2)%	6%
Operating Revenue	$492.5	$475.1	4%	13%

Equity Earnings	—	—	n.m.	n.m.
Total Segment Fee Revenue[1]	$492.5	$475.1	4%	13%
Total Segment Revenue	$613.9	$556.6	10%	21%

n.m. - not meaningful

EMEA Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$289.4	$295.2	(2)%	11%
Capital Markets & Hotels	474.8	411.8	15%	29%
Property & Facility Management Fee Revenue[1]	224.4	236.9	(5)%	6%
Property & Facility Management	304.8	338.2	(10)%	1%
Project & Development Services Fee Revenue[1]	170.1	139.6	22%	38%
Project & Development Services	487.1	354.7	37%	58%
Advisory, Consulting and Other	247.0	232.7	6%	18%
Operating Revenue	$1,405.7	$1,316.2	7%	20%

Equity Earnings	0.8	—	n.m.	n.m
Total Segment Fee Revenue[1]	$1,406.5	$1,316.2	7%	20%
Total Segment Revenue	$1,803.9	$1,632.6	10%	25%

n.m. - not meaningful

JLL Reports Fourth-Quarter 2015 Results - Page 8

EMEA Performance Highlights:

•	EMEA's performance during the year was significantly higher in local currencies than in U.S. dollars due to the strength of the U.S. dollar against European currencies, particularly the Euro.

•
Fee revenue for the year was $1.4 billion, an increase of 20 percent from last year. Revenue growth from last year was driven by Project & Development Services and Capital Markets & Hotels. Growth in the region was led by Germany, France and the UK. Fee revenue for the quarter was $493 million, an increase of 13 percent from 2014.

•
Fee-based operating expenses, excluding restructuring and acquisition charges, were $1.3 billion, compared with $1.2 billion last year. Fee-based operating expenses, excluding restructuring and acquisition charges, were $403 million for the fourth quarter, compared with $390 million last year.

•	Operating income was $146 million for the year, up from $121 million in 2014. Operating income was $90 million for the fourth quarter, compared with $85 million last year.

•
Adjusted EBITDA was $173 million for the year, up from $145 million in 2014. Adjusted EBITDA margin calculated on a fee revenue basis was 12.4 percent in local currency for the year, compared with 11.0 percent in 2014. Adjusted EBITDA was $99 million for the fourth quarter, compared with $91 million last year. Adjusted EBITDA margin calculated on a fee revenue basis was 20.4 percent in local currency for the fourth quarter, compared with 19.2 percent in 2014.

JLL Reports Fourth-Quarter 2015 Results - Page 9

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$87.7	$84.6	4%	11%
Capital Markets & Hotels	50.4	62.8	(20)%	(12)%
Property & Facility Management Fee Revenue[1]	115.3	101.1	14%	23%
Property & Facility Management	149.7	141.7	6%	14%
Project & Development Services Fee Revenue[1]	21.2	20.9	1%	11%
Project & Development Services	32.7	32.9	(1)%	8%
Advisory, Consulting and Other	41.5	32.8	27%	39%
Operating Revenue	$316.1	$302.2	5%	14%

Equity Earnings	0.5	0.3	67%	63%
Total Segment Fee Revenue[1]	$316.6	$302.5	5%	14%
Total Segment Revenue	$362.5	$355.1	2%	11%

n.m. - not meaningful

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$214.5	$205.3	4%	13%
Capital Markets & Hotels	149.4	144.5	3%	15%
Property & Facility Management Fee Revenue[1]	404.5	379.4	7%	17%
Property & Facility Management	546.5	523.6	4%	13%
Project & Development Services Fee Revenue[1]	81.9	72.2	13%	25%
Project & Development Services	131.7	129.1	2%	13%
Advisory, Consulting and Other	118.0	107.3	10%	21%
Operating Revenue	$968.3	$908.7	7%	17%

Equity Earnings	0.7	0.4	75%	70%
Total Segment Fee Revenue[1]	$969.0	$909.1	7%	17%
Total Segment Revenue	$1,160.8	$1,110.2	5%	14%

n.m. - not meaningful

JLL Reports Fourth-Quarter 2015 Results - Page 10

Asia Pacific Performance Highlights:

•
Asia Pacific's performance during the year was significantly higher in local currencies than in U.S. dollars due to the strength of the U.S. dollar, particularly against the Australian dollar and Japanese yen.

•
Fee revenue for the year was $969 million, an increase of 17 percent from 2014. Revenue growth compared with last year was strong across the platform, with double-digit increases across all service lines led by Property & Facility Management. Growth in the region was led by India and Japan. Fee revenue for the fourth quarter was $317 million, an increase of 14 percent from last year. Capital Markets & Hotels revenue for the quarter is down from 2014, reflective of the decline in market volumes for the region.

•
Fee-based operating expenses, excluding restructuring and acquisition charges, were $882 million for the year, compared with $825 million last year. Fee-based operating expenses, excluding restructuring and acquisition charges, were $263 million for the fourth quarter, compared with $250 million last year.

•	Operating income was $87 million for the year, up from $84 million in 2014. Operating income was $54 million for the fourth quarter, up from $52 million last year.

•
Adjusted EBITDA was $103 million for the year, up from $98 million in 2014. Adjusted EBITDA margin calculated on a fee revenue basis was 11.0 percent in local currency for the year, compared with 10.7 percent in 2014. Adjusted EBITDA was $58 million for the fourth quarter, consistent with the same period last year. Adjusted EBITDA margin calculated on a fee revenue basis was 18.4 percent in local currency for the fourth quarter, compared to 19.1 percent in 2014.

JLL Reports Fourth-Quarter 2015 Results - Page 11

LaSalle Investment Management

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Advisory Fees	$61.6	$58.8	5%	9%
Transaction Fees & Other	11.2	7.3	53%	61%
Incentive Fees	24.2	25.9	(7)%	(5)%
Operating Revenue	$97.0	$92.0	5%	10%

Equity Earnings	12.6	6.7	88%	90%
Total Segment Revenue	$109.6	$98.7	11%	15%

n.m. - not meaningful

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Twelve Months Ended December 31,		% Change in USD	% Change in LC
	2015	2014

Advisory Fees	$242.9	$235.6	3%	10%
Transaction Fees & Other	30.6	27.2	13%	22%
Incentive Fees	123.5	105.3	17%	27%
Operating Revenue	$397.0	$368.1	8%	16%

Equity Earnings	70.1	47.0	49%	50%
Total Segment Revenue	$467.1	$415.1	13%	20%

n.m. - not meaningful

LaSalle Investment Management Performance Highlights:

•
Advisory fees were $243 million for the year, up 10 percent from last year, and up 9 percent for the quarter. Total segment revenue, including $31 million of transaction fees and other income, $123 million of incentive fees and $70 million of equity earnings, was $467 million for the year compared with $415 million last year.

•
Incentive fees and equity earnings were notable for the year and prior year. Incentive fees were driven by the sale of assets as LaSalle realized gains from legacy investments, whereas equity earnings were driven by valuation increases and investment dispositions.

•	Operating expenses were $310 million for the year, compared with $283 million last year. Operating income was $158 million for the year, compared with $132 million last year.

•	Adjusted EBITDA was $160 million for the year, compared with $134 million last year. Adjusted EBITDA margin was 34.0 percent in local currency, compared with 32.3 percent in 2014.

•	Capital raise was $5.0 billion for the year, with $1.2 billion raised in the fourth quarter.

JLL Reports Fourth-Quarter 2015 Results - Page 12

•
Assets under management were $56.4 billion as of December 31, 2015, down from $57.2 billion as of September 30, 2015, primarily due to dispositions and foreign currency impact. The net decrease in assets under management resulted from $4.7 billion of dispositions and withdrawals and $0.8 billion of net foreign currency decreases, partially offset by $3.3 billion of acquisitions and takeovers and $1.4 billion of net valuation increases.

JLL Reports Fourth-Quarter 2015 Results - Page 13

About JLL
JLL (NYSE: JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. A Fortune 500 company with annual fee revenue of $5.2 billion and gross revenue of $6.0 billion, JLL has more than 230 corporate offices, operates in more than 80 countries and has a global workforce of more than 60,000.  On behalf of its clients, the firm provides management and real estate outsourcing services for a property portfolio of 4.0 billion square feet, or 372 million square meters, and completed $138 billion in sales, acquisitions and finance transactions in 2015. Its investment management business, LaSalle Investment Management, has $56.4 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.

200 East Randolph Drive Chicago Illinois 60601 | 30 Warwick Street London W1B 5NH | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2014, on Form 10-Q for the quarter ended March 31, 2015, June 30, 2015, and September 30, 2015 and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

JLL Reports Second-Quarter 2015 Results - Page 14

Conference Call
Management will conduct a conference call with shareholders, analysts and investment professionals on Wednesday, February 3, 2016 at 9:00 a.m. EST.
If you would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will also be required):

▪	U.S. callers:	+1 844 231 9804
▪	International callers:	+1 402 858 7998
▪	Passcode:	21562666

Webcast
We are also offering a live webcast.  Follow these steps to participate:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Log on to https://www.webcaster4.com/Webcast/Page/609/12740

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, please call the Webcast Hotline +1 800 774 9473 and provide your Event ID (12740).

Supplemental Information
Supplemental information regarding the fourth-quarter 2015 earnings call has been posted to the Investor Relations section of the company's website:  www.jll.com.

Conference Call Replay
Available: 12:00 p.m. EST Wednesday, February 3, 2016 through 11:59 p.m. EST Thursday, March 3, 2016 at the following numbers:

▪	U.S. callers:	+1 855 859 2056	or +1 800 585 8367
▪	International callers:	+1 404 537 3406
▪	Passcode:	21562666

Web Audio Replay
An audio replay will be available for download or stream. Information and the link can be found on the company’s website:  www.jll.com.
If you have any questions, please contact JLL’s Investor Relations department at: JLLInvestorRelations@am.jll.com.
###

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2015 and 2014
(in thousands, except share data)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,

	2015	2014	2015	2014

Revenue	$1,887,417	$1,748,981	$5,965,671	$5,429,603

Operating expenses:
Compensation and benefits	1,105,480	1,031,869	3,564,536	3,258,673
Operating, administrative and other	483,636	427,048	1,729,079	1,568,424
Depreciation and amortization	31,082	27,123	108,142	94,337
Restructuring and acquisition charges [4]	13,359	1,126	34,116	42,505
Total operating expenses	1,633,557	1,487,166	5,435,873	4,963,939

Operating income[1]	253,860	261,815	529,798	465,664

Interest expense, net of interest income	(7,758)	(6,660)	(28,127)	(28,321)
Equity earnings from real estate ventures	13,602	7,320	77,475	48,265

Income before income taxes and noncontrolling interest [4]	259,704	262,475	579,146	485,608
Provision for income taxes [4]	61,229	67,699	132,805	97,588
Net income [4]	198,475	194,776	446,341	388,020

Net income attributable to noncontrolling interest	2,417	841	7,669	1,957
Net income attributable to the Company	$196,058	$193,935	$438,672	$386,063

Dividends on unvested common stock, net of tax benefit	151	138	314	314
Net income attributable to common shareholders	$195,907	$193,797	$438,358	$385,749

Basic earnings per common share	$4.35	$4.32	$9.75	$8.63

Basic weighted average shares outstanding	45,043,383	44,824,108	44,940,042	44,684,482

Diluted earnings per common share [2]	$4.31	$4.28	$9.65	$8.52

Diluted weighted average shares outstanding	45,491,779	45,331,703	45,414,898	45,260,563

EBITDA [3]	$298,544	$296,258	$715,415	$608,266

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
For the Three and Twelve Months Ended December 31, 2015 and 2014
(in thousands)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,

	2015	2014	2015	2014
REAL ESTATE SERVICES

AMERICAS
Revenue:
Operating revenue	$814,484	$745,584	$2,605,556	$2,319,136
Equity earnings	522	329	5,888	775
Total segment revenue	815,006	745,913	2,611,444	2,319,911
Gross contract costs[1]	(54,072)	(57,517)	(212,118)	(210,380)
Total segment fee revenue	760,934	688,396	2,399,326	2,109,531

Operating expenses:
Compensation, operating and administrative expenses	690,213	621,582	2,297,142	2,045,330
Depreciation and amortization	16,728	16,716	63,239	55,215
Total segment operating expenses	706,941	638,298	2,360,381	2,100,545
Gross contract costs[1]	(54,072)	(57,517)	(212,118)	(210,380)
Total fee-based segment operating expenses	652,869	580,781	2,148,263	1,890,165

Operating income	$108,065	$107,615	$251,063	$219,366

Adjusted EBITDA	$124,793	$124,331	$314,302	$274,581

EMEA
Revenue:
Operating revenue	$613,930	$556,568	$1,803,000	$1,632,657
Equity earnings	—	4	752	17
Total segment revenue	613,930	556,572	1,803,752	1,632,674
Gross contract costs[1]	(121,398)	(81,511)	(397,446)	(316,440)
Total segment fee revenue	492,532	475,061	1,406,306	1,316,234

Operating expenses:
Compensation, operating and administrative expenses	515,035	465,434	1,631,064	1,488,033
Depreciation and amortization	9,080	6,460	27,179	23,763
Total segment operating expenses	524,115	471,894	1,658,243	1,511,796
Gross contract costs[1]	(121,398)	(81,511)	(397,446)	(316,440)
Total fee-based segment operating expenses	402,717	390,383	1,260,797	1,195,356

Operating income	$89,815	$84,678	$145,509	$120,878

Adjusted EBITDA	$98,895	$91,138	$172,688	$144,641

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2015	2014	2015	2014
ASIA PACIFIC
Revenue:
Operating revenue	$362,006	$354,812	$1,159,979	$1,109,701
Equity earnings	498	327	713	447
Total segment revenue	362,504	355,139	1,160,692	1,110,148
Gross contract costs[1]	(45,825)	(52,590)	(191,780)	(201,073)
Total segment fee revenue	316,679	302,549	968,912	909,075

Operating expenses:
Compensation, operating and administrative expenses	304,199	299,530	1,057,962	1,012,639
Depreciation and amortization	4,651	3,430	15,529	13,301
Total segment operating expenses	308,850	302,960	1,073,491	1,025,940
Gross contract costs[1]	(45,825)	(52,590)	(191,780)	(201,073)
Total fee-based segment operating expenses	263,025	250,370	881,711	824,867

Operating income	$53,654	$52,179	$87,201	$84,208

Adjusted EBITDA	$58,305	$57,825	$102,730	$97,509

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$96,997	$92,017	$397,136	$368,109
Equity earnings	12,582	6,660	70,122	47,026
Total segment revenue	109,579	98,677	467,258	415,135

Operating expenses:
Compensation, operating and administrative expenses	79,669	72,371	307,447	281,094
Depreciation and amortization	623	517	2,195	2,059
Total segment operating expenses	80,292	72,888	309,642	283,153

Operating income	$29,287	$25,789	$157,616	$131,982

Adjusted EBITDA	$29,910	$26,306	$159,811	$134,041

SEGMENT RECONCILING ITEMS
Total segment revenue	$1,901,019	$1,756,301	$6,043,146	$5,477,868
Reclassification of equity earnings	13,602	7,320	77,475	48,265
Total revenue	$1,887,417	$1,748,981	$5,965,671	$5,429,603

Total operating expenses before restructuring and acquisition charges	1,620,198	1,486,040	5,401,757	4,921,434
Operating income before restructuring and acquisition charges	$267,219	$262,941	$563,914	$508,169

Restructuring and acquisition charges[4]	13,359	1,126	34,116	42,505
Operating income after restructuring and acquisition charges	$253,860	$261,815	$529,798	$465,664

Total adjusted EBITDA	$311,903	$299,600	$749,531	$650,771
Restructuring and acquisition charges[4]	13,359	3,342	34,116	42,505
Total EBITDA	$298,544	$296,258	$715,415	$608,266

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
December 31, 2015 and December 31, 2014
(in thousands)
	(Unaudited)
	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$216,583	$250,413
Trade receivables, net of allowances	1,591,674	1,375,035
Notes and other receivables	267,307	181,377
Warehouse receivables	265,211	83,312
Prepaid expenses	77,753	64,963
Deferred tax assets, net	132,868	135,251
Other	99,411	27,825
Total current assets	2,650,807	2,118,176

Property and equipment, net of accumulated depreciation	423,268	368,361
Goodwill, with indefinite useful lives	2,141,471	1,907,924
Identified intangibles, net of accumulated amortization	227,185	38,841
Investments in real estate ventures	311,487	297,142
Long-term receivables	135,181	85,749
Deferred tax assets, net	87,177	90,897
Deferred compensation plans	134,253	111,234
Other	94,330	57,012
Total assets	$6,205,159	$5,075,336

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$712,624	$630,037
Accrued compensation	1,088,889	990,678
Short-term borrowings	49,217	19,623
Deferred tax liabilities, net	21,112	16,554
Deferred income	114,770	104,565
Deferred business acquisition obligations	54,675	49,259
Warehouse facility	263,102	83,312
Minority shareholder redemption liability	—	11,158
Other	200,804	141,825
Total current liabilities	2,505,193	2,047,011

Noncurrent liabilities:
Credit facility	254,999	—
Long-term senior notes	275,000	275,000
Deferred tax liabilities, net	33,032	17,082
Deferred compensation	156,197	125,857
Deferred business acquisition obligations	42,860	68,848
Other	208,496	118,969
Total liabilities	3,475,777	2,652,767

	(Unaudited)
	December 31,	December 31,
	2015	2014
Redeemable noncontrolling interest	11,083	13,449

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 45,049,503 and 44,828,779 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	450	448
Additional paid-in capital	986,633	961,850
Retained earnings	2,044,224	1,631,145
Shares held in trust	(6,231)	(6,407)
Accumulated other comprehensive income (loss)	(336,313)	(200,239)
Total Company shareholders' equity	2,688,763	2,386,797

Noncontrolling interest	29,536	22,323
Total equity	2,718,299	2,409,120

Total liabilities and equity	$6,205,159	$5,075,336

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2015 and 2014
(in thousands)

	Twelve Months Ended
	December 31,
	2015	2014

Cash used in operating activities	$375,769	$498,861

Cash used in investing activities	(584,615)	(187,938)

Cash provided by financing activities	191,567	(203,029)

Effect of currency exchange rate changes on cash and cash equivalents	(16,551)	(10,207)

Net decrease in cash and cash equivalents	$(33,830)	$97,687

Cash and cash equivalents, beginning of period	250,413	152,726

Cash and cash equivalents, end of period	$216,583	$250,413

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1. Consistent with U.S. GAAP (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses,” respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins.

Adjusted operating income excludes the impact of restructuring and acquisition charges. “Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations, for the three and twelve months ended December 31, 2015 and 2014.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2015	2014	2015	2014

Revenue	$1,887.4	$1,749.0	$5,965.7	$5,429.6
Gross contract costs	(221.3)	(191.6)	(801.3)	(727.9)
Fee revenue	$1,666.1	$1,557.4	$5,164.4	$4,701.7

Operating expenses	$1,633.6	$1,487.2	$5,435.9	$4,963.9
Gross contract costs	(221.3)	(191.6)	(801.3)	(727.9)
Fee-based operating expenses	$1,412.3	$1,295.6	$4,634.6	$4,236.0

Operating income	$253.8	$261.8	$529.8	$465.7

Add:
Restructuring and acquisition charges*	13.4	3.3	34.1	42.5
Adjusted operating income	$267.2	$265.1	$563.9	$508.2

Adjusted operating income margin	16.0%	17.0%	10.9%	10.8%
*See note 4 for more information on restructuring and acquisition charges

2. Net restructuring and acquisition charges are excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the three and twelve months ended December 31, 2015 and 2014. Adjusted net income in the table below for the three and twelve months ended December 31, 2014 no longer incorporates an adjustment to exclude the net intangible amortization related to the 2011 King Sturge acquisition; such amounts were $0.4 million and $2.0 million of amortization expense for the three and twelve months ended December 31, 2014, respectively. There was no comparable activity during the three and twelve months ended December 31, 2015.

Amounts, including adjusted diluted earnings per share - local currency, and percentage variances presented on a local currency basis are calculated by translating the current period results of our foreign operations to U.S. dollars using the foreign currency exchange rates from the periods against which our current period results are being compared. Management believes this methodology provides a framework for assessing our performance and operations excluding the effect of foreign currency exchange rate fluctuations. Adjusted diluted earnings per share - local currency, calculated pursuant to this methodology is a non-GAAP financial measure, which should not be considered as an alternative to basic or diluted earnings per share determined in accordance with GAAP. Because amounts and percentage variances presented on a local currency basis are not calculated under GAAP, they may not be comparable to similarly titled measures used by other companies.

Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share for each net income total:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions, except per share data)	2015	2014	2015	2014

GAAP net income attributable to common shareholders	$195.9	$193.8	$438.4	$385.7
Shares (in 000s)	45,492	45,332	45,415	45,261
GAAP diluted earnings per share	$4.31	$4.28	$9.65	$8.52

GAAP net income attributable to common shareholders	$195.9	$193.8	$438.4	$385.7
Restructuring and acquisition charges, net*	10.1	2.5	16.1	6.0
Adjusted net income	$206.0	$196.3	$454.5	$391.7

Shares (in 000s)	45,492	45,332	45,415	45,261

Adjusted diluted earnings per share	$4.53	$4.33	$10.01	$8.65
Currency impact on adjusted diluted earnings per share	0.42		0.87
Adjusted diluted earnings per share - local currency	$4.95		$10.88
*See note 4 for more information on restructuring and acquisition charges

3. Adjusted EBITDA represents earnings before interest expense net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2015	2014	2015	2014

GAAP net income	$198.5	$194.8	$446.3	$388.0
Add:
Interest expense, net of interest income	7.8	6.7	28.1	28.3
Provision for income taxes	61.2	67.7	132.8	97.6
Depreciation and amortization	31.1	27.1	108.1	94.4

EBITDA	$298.6	$296.3	$715.3	$608.3
Add:
Restructuring and acquisition charges	13.4	3.3	34.1	42.5
Adjusted EBITDA	$312.0	$299.6	$749.4	$650.8

4. Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

Restructuring and acquisition charges presented in the Financial Statement Notes for the three months ended December 31, 2014 includes a pre-tax charge of $2.2 million associated with acquisition-related activity that was presented within Operating, administrative and other expenses in the consolidated statements of operations for the quarter and reclassified to Restructuring and acquisition charges for full-year 2014 reporting comparability.

Restructuring and acquisition charges of $34 million for the year ended December 31, 2015 includes $13 million related to the write-off of an indemnification asset which arose from prior period acquisition activity. This write-off is offset by the recognition of a tax benefit of an equal amount in the provision for income taxes, and therefore has no impact on net income.

	Three Months Ended			Twelve Months End
	December 31, 2015			December 31, 2015
($ in millions)	GAAP	Adjusting Item	Adjusted	GAAP	Adjusting Item	Adjusted

Income before income taxes and noncontrolling interest	$259.7	$—	$259.7	$579.1	$12.8	$591.9
Provision for income taxes	61.2	—	61.2	132.8	12.8	145.6
Net Income	$198.5		$198.5	$446.3		$446.3

Excluding the impact of this item, the adjusted provision for income taxes for the year ended December 31, 2015 of $145.6 million reflects a 24.6 percent estimated annual effective tax rate on adjusted income before taxes of $592.4 million.

5. Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. LaSalle Investment Management provides investment management services to institutional investors and high-net-worth individuals.

6. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the Securities and Exchange Commission shortly.

7. EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China.

8. Certain prior year amounts have been reclassified to conform to the current presentation.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316